UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-40935	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, Helios Technologies, Inc. hosted an Investor Day on March 20, 2026 with presentations from management and a question and answer session.

Sean Bagan, President & Chief Executive Officer, and Jeremy Evans, Executive Vice President, Chief Financial Officer, along with members of the executive leadership team will present Igniting the Momentum: The CORE 2030 Strategy, which will include an in-depth review of the Company’s strategic plans to drive innovation, capture greater market and wallet share, and expand its serviceable markets. Financial targets for 2030 will also be provided.

The live webcast will be available at https://www.heliostechnologies.com/investors. Investors are encouraged to register for the event at least 15 minutes prior to the start time. A replay of the presentations, as well as a copy of the slides, will be available following the live event.

Item 8.01 Other Events.

On March 20, 2026, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing a $0.12 per share cash dividend on its common stock, payable on April 27, 2026, to shareholders of record as of April 13, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated March 20, 2026

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	March 20, 2026	By:	/s/ Jeremy Evans
Jeremy Evans Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)